Exhibit 10.3

DYADIC INTERNATIONAL, INC.

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT made this _____ day of __________ by and between DYAD- IC INTERNATIONAL, INC., a Delaware corporation (the “Company”), ____________(“Stockholder”).

Recitals:

A.    The Company’s 2011 Equity Incentive Award Plan (the “Plan”) is designed to promote and increase the personal interest of Company employees in the success of the Company by providing incentives and rewards to such employees.

B.    The Company has agreed to issue ________(________) shares of common stock (the “Restricted Shares”) to Stockholder, an executive employee of the Company, in consideration for services rendered and to be rendered by Stockholder pursuant to the provisions of that certain Em- ployment Agreement dated ________ (the “Employment Agreement”), a copy of which is attached hereto.

C.    Stockholder wishes to acquire the Restricted Shares for such consideration and under such terms.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth below, the parties hereby agree as follows:

1.     Issuance. The Company hereby issues the Restricted Shares to Stockholder in consideration for services rendered and to be rendered by Stockholder as an executive employee pursuant to the Em- ployment Agreement. In addition to restrictions on transfers of such securities imposed thereon by the federal securities laws and regulations, the Company hereby imposes, pursuant to the Plan certain additional burdens on the Restricted Shares as set forth hereinbelow, including, without limitation, a risk of forfeiture in certain circumstances arising from Stockholder’s ongoing employment status.

2.     Transfer of Stock; Investment Intent. Stockholder represents and warrants that all of the Restrict- ed Shares are being acquired for investment and not with a view to, or with any present intention of, selling or otherwise distributing the Restricted Shares. Stockholder further represents that Stockhold- er is capable of evaluating the merits and risks of an investment in the Restricted Shares, has made such an evaluation and is able to bear the economic risk of an investment in the Restricted Shares in- definitely. Except as otherwise provided in this Agreement, Stockholder shall not sell, transfer, as- sign, convey, pledge, encumber or in any manner dispose of the Restricted Shares, either voluntarily or involuntarily. All stock certificates evidencing the Restricted Shares shall be imprinted with a leg- end n substantially the following form:

THE TRANSFER OR ENCUMBRANCE OF THE SHARES OF STOCK REPRESENTED BY THE WITHIN CERTIFICATE IS RE- STRICTED UNDER THE TERMS OF A RESTRICTED STOCK AGREEMENT DATED SEPTEMBER ___, 2013, A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF THE COM- PANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUN- SEL FOR THE COMPANY THAT REGISTRATION IS NOT RE- QUIRED UNDER THE ACT.

3.     Risk of Forfeiture.

a.       Upon termination of Stockholder’s employment with the Company at any time before ____________ the Company shall have an immediate and automatic option, without any action having to be taken on the part of Stockholder to activate the option, to repurchase from Stockholder at the par value per share (the “Purchase Price”) that number of the Restricted Shares as is set forth op- posite the following applicable periods:

Date on Which Termination Occurs	Vested Amount	Shares Subject to Option

Termination of employment shall mean cessation of the employment relation between the Company and Stockholder as a result of Stockholder’s death, disability, Resignation Without Good Reason (as defined in the Employment Agreement), retirement or Termination by the Company for Cause (as de- fined in the Employment Agreement). (For purposes of this Agreement, all references to “Stockhold- er” shall be deemed to include Stockholder’s estate wherever applicable.)

In the event of Termination by the Company Without Cause or Resignation for Good Reason (as de- fined in the Employment Agreement), none of the Restricted Shares shall be subject to the above op- tion, provided, however, that Stockholder’s continuous status as an employee has not terminated prior to such Termination by the Company Without Cause or Resignation for Good Reason.

b.       Following a Change of Control, none of the Restricted Shares shall be subject to the above option. A “Change of Control” means either (i) the acquisition of the Company by another en- tity by means of any transaction or series of related transactions (including, without limitation any re- organization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stock- holders of record immediately prior to such transaction or series of related transactions hold, immedi- ately after such transaction or series of related transactions, at least thirty-five percent (35%) of the voting power of the surviving or acquiring entity, or (ii) a sale of all or substantially all of the assets of the Company.

c.       Upon the occurrences of the following events, the Company shall have an immediate and automatic option, without any action having to be taken on the part of Stockholder to activate the op- tion, to purchase from Stockholder or his transferee, at the price set forth in Section 4, all of the Re- stricted Shares subject to the option applicable to the timetable in subsection a above:

(i)            An Event of Bankruptcy with respect to Stockholder defined as follows: (A) an adjudication or order for relief by a state or federal court that such person is bankrupt or insolvent or is subject to Chapter 11 or any reorganization proceeding; or (B) filing by such person of a voluntary petition in any state or federal court to be adjudicated a bankrupt or to subject such person to Chapter 11 or any reorganization proceeding; or (C) the filing by a third party of an involuntary petition in any state or federal court to have such person adjudicated bankrupt or insolvent, or for an order for relief, or to subject such person to the provisions of Chapter 11 or any reorganization proceeding or to ob- tain the appointment of a receiver which is not dismissed within one hundred-twenty (120) days of the date of the filing; or (D) the making by such person of a general assignment for the benefit of creditors;

(ii)          An order or adjudication by any court that the spouse of Stockholder has ac- quired any right in the Restricted Shares as a result of equitable distribution rights under any applica- ble law or statute; or

(iii)         Any other event which adversely and involuntarily affects Stockholder’s rights in the Restricted Shares so that Stockholder would be required to transfer the Restricted Shares to a third party, and which is not otherwise provided for in this Agreement.

4.     Purchase Price. If the Company exercises its purchase rights under Section 3, the price per share shall be the fair market value of the Restricted Shares on the date of the event giving rise to the trans- fer. The Company’s Board of Directors (the “Board”) shall establish the fair market value, and shall not take into account the impact on the valuation of any restrictions on the Restricted Shares other than restrictions which by their terms will never lapse.

5.     Exercise of Company’s Options. The Company may exercise its options pursuant to Section 3 by giving Stockholder notice of its election within sixty (60) days of the later of the date on which Stock- holder’s employment under the Employment Agreement is terminated or another triggering event de- scribed in Section 3 occurs. The notice shall include a closing date, which date shall be within thirty (30) days of the date the notice is given. The closing shall be at the principal office of the Company. Voting rights on the Restricted Shares subject to the option shall be vested in the Company as of the date the Company gives notice of its election to exercise the option. At its election, the Company shall pay the full amount for the Restricted Shares by check at the closing.

At the closing, Stockholder’s legal representative (as the case may be) shall deliver to the Company the stock certificate evidencing the Restricted Shares to be redeemed, properly endorsed in blank with all transfer and excise taxes paid and, in the event of death, Stockholder’s legal representative shall also deliver copies of letters testamentary or authority to act on behalf of the estate and a release or tax letter from appropriate tax authorities stating that the Restricted Shares transferred are not subject to taxes. Stockholder, or Stockholder’s representative if Stockholder is deceased, shall warrant that the Restricted Shares transferred are free and clear of all liens, encumbrances and claims.

6.     Payment of Taxes and Section 83(b) Election. Stockholder agrees that concurrently with the exe- cution of this Agreement Stockholder will execute an election under Section 83(b) of the Internal Revenue Code to be taxed currently on Stockholder’s compensation related to receipt of the Restrict- ed Shares, which compensation is calculated to be the difference between the price Stockholder paid for the Restricted Shares and the amount which the Company has determined to be the fair market value of the Restricted Shares. The Company shall determine the amount of federal and state with- holding due with respect to Stockholder’s compensation in the form of the Restricted Shares, and such amount shall be withheld from Stockholder’s next paycheck. Stockholder agrees to pay the Company the amount of withholding due with respect to the Restricted Shares within five (5) days of the date the Company gives Stockholder notice of the amount due, time being of the essence. No stock certificates shall be delivered on behalf of Stockholder until the payment of the withholding due is made. If the payment is not made within five (5) days of the date that the Company gives notice to Stockholder of the amount due, time being of the essence, the Company may arrange for withholding of all amounts due from Stockholder’s pay until Stockholder’s obligation is satisfied.

7.     Specific Performance. Because of the unique character of the Restricted Shares, the parties to this Agreement agree that the Company and its stockholders will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning the sale or transfer of the Restricted Shares, an injunction may be issued restraining any sale or transfer pending the determination of such controversy. In the event of any controversy concerning the right of the Company to purchase or of Stockholder to sell any of the Shares, such right or obligation shall be en- forceable in a court of equity by a decree of specific performance. Such remedy shall, however, be in addition to any other remedies which the parties may have.

Stockholder agrees that in the event of any violation of this Agreement, an action may be commenced by the Company for any such preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction in the State of Florida or in any other court of competent jurisdic-

tion. Stockholder hereby waives any objections on the grounds of improper jurisdiction or venue to the commencement of an action in the State of Florida and agrees that effective service of process may be made upon Stockholder by mail under the notice provisions contained in Section 9.2.

8.     No Contract of Employment. Nothing contained in this Agreement shall be deemed to require the Company to continue Stockholder’s employment with the Company. From time to time, the Compa- ny may distribute employee manuals or handbooks, and officers or the Board may make written or oral statements relating to the Company’s policies and procedures. Such manuals, handbooks and statements are intended only for the general guidance of employees. No policies, procedures or state- ments of any nature by or on behalf of the Company (whether written or oral, and whether or not con- tained in any formal employee manual or handbook) shall be construed to modify this Agreement.

9.     Miscellaneous.

9.1          Binding Effect. This Agreement shall be binding, not only upon the parties to this Agreement, but also on their heirs, executors, administrators, personal representatives, succes- sors, assigns (including any transferee of a party to this Agreement), and the parties agree, for them- selves and their successors, assigns and representatives to execute any instrument which may be nec- essary legally to give effect to the terms and conditions of this Agreement.

9.2          Notices. All notices, requests and amendments under this Agreement, shall be in writing, and notices shall be deemed to have been given when personally delivered or the next busi- ness day after being sent by overnight courier service addressed as follows (i) if to the Company: 140 Intracoastal Pointe Dr. #404, Jupiter, FL 33477, Attention President, or at such other address as the Company shall designate by notice; or (ii) if to Stockholder: to Stockholder’s address appearing be- low, or at such other address as Stockholder shall designate by notice.

9.3          Severability. The invalidity or unenforeceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

9.4          Governing Law; Jurisdiction. This Agreement shall be governed by the internal laws of Florida. The parties hereby consent to the exclusive jurisdiction of the courts of Palm Beach County, Florida for purposes of adjudicating any issue hereunder.

9.5          Amendment. Neither this Agreement nor any of the terms and conditions set forth in this Agreement may be altered or amended verbally, and any such alteration or amendment shall only be effective when reduced to writing and signed by each of the parties.

9.6          Stock Splits, etc. In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, re- organization, merger, consolidation, recapitalization or otherwise, Stockholder shall, as the owner of the Restricted Shares subject to restrictions hereunder, be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or addi- tional or different shares or securities, shall also be imprinted with a legend as provided in Section 1, and all provisions of this Agreement relating to restrictions and lapse of restrictions shall be applica- ble to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed, and such new or additional or different shares or securi- ties shall be deemed to be “Restricted Shares” for all purposes hereof; provided, however that if Stockholder shall receive rights, warrants or fractional interests in respect of any such Restricted Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of, and such frac-

tional interests may be settled, by Stockholder free and clear of the restrictions set forth in this Agreement.

9.7          Entire Agreement; Rights and Interest. This Agreement constitutes the entire agreement of the parties with respect to the matters covered hereby, and supersedes any previous agreements, whether written or oral. Each party hereby stipulates and acknowledges that there are no other understandings, expectations or agreements, either written or oral, respecting Stockholder’s rights and entitlements as a stockholder of the Company, including, without limitation, any under- standings, expectations, or agreements regarding any employment, compensation or other benefits, governance of the Company or the payment of dividends, except as expressly set forth in the Em- ployment Agreement. Further, no such understandings, expectations or agreements which may here- after arise shall be enforceable unless the same shall be reduced to a writing signed by the parties to be changed.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective the date and year first above written.

DYADIC INTERNATIONAL, INC.

By:
Mark A. Emalfarb, CEO

Address: